Exhibit 99.1

News Release

Contacts:

Integra LifeSciences Holdings Corporation

John B. Henneman, III	Investor Relations:
Executive Vice President,	Angela Steinway
Finance and Administration,
and Chief Financial Officer
(609) 275-0500	(609) 936-2268
jack.henneman@integralife.com	angela.steinway@integralife.com

Integra LifeSciences Reports Second Quarter 2012 Financial Results

Raises 2012 full-year revenue guidance

Plainsboro, New Jersey, July 26, 2012 – Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the second quarter ending June 30, 2012. Total revenues for the second quarter were $210.2 million, reflecting an increase of $16.8 million, or 9%, over the second quarter of 2011. Excluding the impact of currency exchange rates, revenues increased 10% over the second quarter of 2011.

The Company reported GAAP net income of $8.5 million, or $0.30 per diluted share, for the second quarter of 2012, compared to GAAP net income of $0.7 million, or $0.02 per diluted share, for the second quarter of 2011.

Net income for the second quarter of 2012 computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $21.1 million, or $0.74 per diluted share, compared to adjusted net income of $21.2 million, or $0.70 per diluted share, in the second quarter of 2011.

“We had a good quarter across all our businesses and are making solid progress against our priorities,” said Peter Arduini, President and Chief Executive Officer. “Revenues, gross margin, and earnings per share all increased both year-over-year and sequentially.”

EBITDA for the second quarter of 2012, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $40.6 million, an increase of 7% compared to the second quarter last year. Adjusted EBITDA excluding stock-based compensation for the second quarter of 2012, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $42.9 million, an increase of 4% compared to the second quarter last year.

During the quarter, Integra borrowed $155 million on its credit facility to fund the maturity of its 2012 Senior Convertible Notes. Of the $165 million payment at maturity, $30.6 million was classified as accreted interest and therefore classified as an operating use of cash under GAAP. Including that payment, Integra generated $2.3 million in cash flow from operations and invested $14.2 million in capital expenditures during the quarter.

Outlook for 2012

The Company increased its expectations for the full year 2012 revenues to $828—$838 million, at current exchange rates. The Company revised its GAAP earnings per diluted share for the full year of 2012 between $1.34 and $1.43 and reiterated its guidance for adjusted earnings per diluted share of between $2.97 and $3.06.

“The strong revenues in the second quarter make it more likely that we will exceed the high end of our original range for the year,” said Jack Henneman, Integra’s Chief Financial Officer. “That said, we expect higher expenses than originally planned through the balance of the year, particularly around our major initiatives, so we are not raising our guidance for adjusted earnings per share.”

In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.

In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial Measures below that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

Conference Call

Integra has scheduled a conference call for 8:30 AM ET today to discuss financial results for the second quarter and forward-looking financial guidance. The conference call will be hosted by Integra’s senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.

Access to the live call is available by dialing 719-457-2698 and using the passcode 2559486. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra’s website at investor.integralife.com. Access to the replay is available through August 9, 2012 by dialing 719-457-0820 and using the passcode 2559486. The webcast will also be archived on the website.

***

Integra LifeSciences, a world leader in medical devices, is dedicated to limiting uncertainty for surgeons, so they can concentrate on providing the best patient care. Integra offers innovative solutions in orthopedics, neurosurgery, spine, reconstructive and general surgery. For more information, please visit www.integralife.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company’s judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as global enterprise resource planning (“ERP”) system implementation charges, acquisition-related charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company’s ability to execute its operating plan effectively; global macroeconomic conditions; the effects of inventory reduction initiatives by the Company’s instruments distributors; continued weakness in sales outside of the U.S. ; the Company’s ability to manage its direct sales channels effectively; the Company’s ability to maintain relationships with customers of acquired entities; physicians’ willingness to adopt and third-party payors’ willingness to provide reimbursement for the Company’s recently launched and planned products; the Company’s ability to manufacture sufficient quantities of its products to meet its customers’ demand; initiatives launched by the Company’s competitors; the Company’s ability to secure regulatory approval for products in development; the Company’s ability to remediate quality systems violations; fluctuations in hospital spending for capital equipment; the Company’s ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company’s ability to integrate acquired businesses; the Company’s ability to leverage its existing selling organizations and administrative infrastructure; the Company’s ability to increase product sales and gross margins, and control non-product costs; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding, and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra’s Annual Report on Form 10-K for the year ended December 31, 2011 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Discussion of Adjusted Financial Measures

In addition to our GAAP results, we provide adjusted revenues, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA excluding stock-based compensation, adjusted net income and adjusted earnings per diluted share. Adjusted revenues consist of growth in total revenues excluding the effects of currency exchange rates on the current period’s revenues. The various measures of adjusted EBITDA consist of GAAP net income, excluding: (i) depreciation and amortization, (ii) other income (expense), net, (iii) interest income and expense, (iv) income taxes, (v) those operating expenses also excluded from adjusted net income and, as appropriate (vi) stock-based compensation expense. The measure of adjusted net income consists of GAAP net income, excluding: (i) Plainsboro, New Jersey manufacturing facility remediation costs; (ii) global ERP implementation charges; (iii) facility optimization charges; (iv) certain employee termination charges; (v) discontinued product lines charges; (vi) acquisition-related charges; (vii) impairment charges; (viii) European entity restructuring charges; (ix) certain executive compensation charges, (x) financing charges, (xi) convertible debt non-cash interest; (xii) intangible asset amortization expense; and (xiii) income tax impact from adjustments and other items. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. Reconciliations of GAAP revenues to adjusted revenues for the quarter ended June 30, 2012 and GAAP net income to adjusted EBITDA, adjusted EBITDA excluding stock-based compensation and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share for the quarters ended June 30, 2012 and 2011 appear in the financial tables in this release.

Integra believes that the presentation of adjusted revenues and the various adjusted EBITDA, adjusted net income, and adjusted earnings per diluted share measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company’s Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC’s website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands, except per share amounts)	Three Months Ended June 30,
	2012	2011
Total revenues	$210,170	$193,329
Costs and expenses:
Cost of goods sold	78,274	72,838
Research and development	13,131	12,709
Selling, general and administrative	96,097	95,732
Intangible asset amortization	4,647	4,050

Total costs and expenses	192,149	185,329

Operating income	18,021	8,000
Interest income	415	127
Interest expense	(7,103)	(6,722)
Other income (expense), net	236	593

Income before income taxes	11,569	1,998
Income tax expense	3,055	1,299

Net income	8,514	699
Diluted net income per share	$0.30	$0.02

Weighted average common shares outstanding for diluted net income per share	28,609	30,178

Listed below are the items included in GAAP revenues and GAAP net income that management excludes in computing the adjusted financial measures referred to in the text of this press release and further described under Discussion of Adjusted Financial Measures.

Segment revenues and growth in total revenues excluding the effects of currency exchange rates are as follows:

(In thousands)	Three Months Ended June 30,
	2012	2011	Change
U.S. Neurosurgery	$42,324	$41,316	2%
U.S. Instruments	41,269	37,836	9%
U.S. Extremities	32,048	23,210	38%
U.S. Spine & Other	48,823	43,267	13%
International	45,706	47,700	(4)%

Total Revenue	$210,170	$193,329	9%
Impact of changes in currency exchange rates	$2,970	—

Total revenues excluding the effects of currency exchange rates	$213,140	$193,329	10%

The International segment revenues reflect sales that are actively managed by our International division. This does not constitute all recorded sales outside the U.S., as some Instrument and Private Label product sales in those regions are managed by their respective U.S. divisions. Therefore, from a geographic perspective, Non-U.S. revenue (see below) exceeds that of our International segment.

Worldwide product category revenues are as follows:

(In thousands)	Three Months Ended June 30,
	2012	2011	Change
WW Orthopedics*	$95,695	$81,479	17%
U.S.	80,720	66,238	22%
Non-U.S.	14,975	15,241	(2)%
WW Neurosurgery	67,775	68,174	(1)%
U.S.	42,165	41,227	2%
Non-U.S.	25,610	26,947	(5)%
WW Instruments	46,700	43,676	7%
U.S.	40,598	37,029	10%
Non-U.S.	6,102	6,647	(8)%

Total Revenue	$210,170	$193,329	9%

*	The WW Orthopedics revenue category includes segment revenue from U.S. Extremities, U.S. Spine & Other, and International segment revenue related to those product areas.

Items included in GAAP net income and location where each item is recorded are as follows:

(In thousands)	Three Months Ended June 30, 2012
Item	Total Amount	COGS(a)	SG&A(b)	Amort.(c)	Interest Exp(Inc)(d)	Tax(e)
Plainsboro, New Jersey manufacturing facility remediation costs	$1,770	$1,770	$—	$—	$—	$—
Global ERP implementation charges	3,607	—	3,607	—	—	—
Facility optimization charges	2,984	896	2,088	—	—	—
Acquisition-related charges	1,019	1,019	—	—	—	—
Convertible debt non-cash interest	2,969	—	—	—	2,969	—
Intangible asset amortization expense	6,262	1,615	—	4,647	—	—
Estimated income tax impact from adjustments and other items	6,060	—	—	—	—	6,060
Depreciation expense	6,971
Stock-based compensation expense	2,285

a)	COGS – Cost of goods sold
b)	SG&A – Selling, general and administrative
c)	Amort. – Intangible asset amortization
d)	Interest Inc(Exp) – Interest income (expense), net
e)	Tax – Income tax expense

Three Months Ended June 30, 2011

Item	Total Amount	COGS	SG&A	Amort.	Interest Exp(Inc)	Tax
Global ERP implementation charges	$2,932	$—	$2,932	$—	$—	$—
Facility optimization charges	271	271		—	—	—
Certain employee termination charges	812	—	812	—	—	—
Discontinued product lines charges	3,079	1,191	1,888	—	—	—
Acquisition-related charges	1,620	554	1,066	—	—	—
Impairment charges	2,400	1,500	—	900	—	—
European entity restructuring charges	116	—	116	—	—	—
Certain executive compensation charges	8,379	—	8,379	—	—	—
Financing charges	790	—	—	—	790	—
Convertible debt non-cash interest	1,998	—	—	—	1,998	—
Intangible asset amortization expense*	4,666	1,515	—	3,151	—	—
Estimated income tax impact from adjustments and other items	(6,547)	—	—	—	—	(6,547)
Depreciation expense**	6,246
Stock-based compensation expense	3,450

*	For the period ending June 30, 2011, “Intangible asset amortization expense” excludes $2,400 already included in “Impairment charges” above.

**	For the period ending June 30, 2011, “Depreciation expense” excludes $1,888 already included in “discontinued product line charges”

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

RECONCILIATION OF NON-GAAP ADJUSTMENTS – GAAP NET INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA EXCLUDING STOCK BASED COMPENSATION

(UNAUDITED)

(In thousands)	Three Months Ended June 30,
	2012	2011
GAAP net income	$8,514	$699
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	13,232	10,204
Other (income) expense, net	(236)	(593)
Interest (income) expense, net	6,688	6,595
Income tax expense	3,055	1,299
Plainsboro, New Jersey manufacturing facility remediation costs	1,770	—
Global ERP implementation charges	3,607	2,932
Facility optimization charges	2,984	271
Certain employee termination charges	—	812
Discontinued product lines charges	—	3,079
Acquisition-related charges	1,019	1,620
Certain executive compensation charges	—	8,379
Impairment charges	—	2,400
European entity restructuring charges	—	116

Total of non-GAAP adjustments	32,119	37,144

Adjusted EBITDA	$40,633	$37,813
Stock-based compensation	2,285	3,450

Adjusted EBITDA excluding stock-based compensation	$42,918	$41,263

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

RECONCILIATION OF NON-GAAP ADJUSTMENTS – GAAP NET INCOME TO MEASURES OF ADJUSTED NET

INCOME AND ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

(In thousands, except per share amounts)	Three Months Ended June 30,
	2012	2011
GAAP net income	$8,514	$699
Non-GAAP adjustments:
Plainsboro, New Jersey manufacturing facility remediation costs	1,770	—
Global ERP implementation charges	3,607	2,932
Facility optimization charges	2,984	271
Certain employee termination charges	—	812
Discontinued product lines charges	—	3,079
Acquisition-related charges	1,019	1,620
Financing charges	—	790
Certain executive compensation charges	—	8,379
Impairment charges	—	2,400
European entity restructuring charges	—	116
Convertible debt non-cash interest	2,969	1,998
Intangible asset amortization expense	6,262	4,666
Estimated income tax impact from adjustments and other items	(6,060)	(6,547)

Total of non-GAAP adjustments	12,551	20,516

Adjusted net income	$21,065	$21,215

Adjusted diluted net income per share	$0.74	$0.70
Weighted average common shares outstanding for diluted net income per share	28,609	30,178

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

CONDENSED BALANCE SHEET DATA

(UNAUDITED)

(In thousands)	June 30, 2012	December 31, 2011

Cash and cash equivalents	$75,470	$100,808
Short-term investments	39,315	—
Accounts receivable, net	115,571	118,129
Inventory, net	172,541	171,261
Bank line of credit	321,875	179,688
Convertible securities	194,072	352,576
Stockholders’ equity	507,212	492,638

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

RECONCILIATION OF NON-GAAP ADJUSTMENTS – GUIDANCE

(In thousands, except per share amounts)	Recorded Year to Date June 30, 2012	Projected Year Ended December 31, 2012
		Low	High
GAAP net income	$15,207	$38,473	$40,973
Non-GAAP adjustments:
Plainsboro, New Jersey manufacturing facility remediation costs	3,405	4,140	4,140
Global ERP implementation charges	7,276	17,225	17,225
Facility optimization charges	4,620	13,180	13,180
Certain employee termination charges	501	501	501
Discontinued product lines charges	835	835	835
Acquisition-related charges	1,721	3,520	3,520
Impairment charges	141	141	141
Convertible debt non-cash interest	6,497	10,100	10,100
Intangible asset amortization expense	12,662	24,880	24,880
Estimated income tax impact from adjustments and other items	(11,810)	(27,995)	(27,995)

Total of non-GAAP adjustments	25,848	46,527	46,527

Adjusted net income	$41,055	$85,000	$87,500

GAAP diluted net income per share	$0.53	$1.34	$1.43
Non-GAAP adjustments detailed above (per share)	$0.91	$1.90	$1.90

Adjusted diluted net income per share	$1.44	$2.97	$3.06
Weighted average common shares outstanding for diluted net income per share	28,549	28,600	28,600

Items included in GAAP net income guidance and location where each item is expected to be recorded is as follows:

(In thousands)	Projected Year Ended December 31, 2012
Item	Total Amount	COGS	SG&A	Amort.	Interest Exp(Inc)	Tax
Plainsboro, New Jersey manufacturing facility remediation costs	$4,140	$4,140	$—	$—	$—	$—
Global ERP implementation charges	17,225	—	17,225	—	—	—
Facility optimization charges	13,180	8,787	4,393	—	—	—
Certain employee termination charges	501	—	501	—	—	—
Discontinued product lines charges	835	835	—	—	—	—
Acquisition-related charges	3,520	3,520	—	—	—	—
Impairment charges	141	141	—	—	—	—
Convertible debt non-cash interest	10,100	—	—	—	10,100	—
Intangible asset amortization expense	24,480	6,540	—	18,340	—	—
Estimated income tax impact from adjustments and other items	(27,995)	—	—	—	—	(27,995)

Source: Integra LifeSciences Holdings Corporation